                                                                   EXHIBIT 10.18

                              CERIDIAN CORPORATION
                            BENEFIT EQUALIZATION PLAN

                         FIRST DECLARATION OF AMENDMENT

Pursuant to the retained power of amendment contained in Section 4.2 of the Ceridian Corporation Benefit Equalization Plan, the undersigned hereby amends the Plan in the manner described below.

1.      Section 1.2 of the Plan is amended to read as follows:

        1.2 PURPOSE. The purpose of the Excess Benefit Plan is to ensure that Pension Plan participants will not be deprived of benefits that would otherwise be payable under the Pension Plan but for the operation of the provisions of Code section 415. The purpose of the Compensation Equalization Plan is to ensure that Pension Plan participants will not be deprived of benefits that would otherwise be payable under the Pension Plan but for the operation of the provisions of Code section 401(a)(17) or certain elections relative to the form of bonus payments or the deferral of compensation pursuant to the Deferred Compensation Plan.

2.      Section 2.1 of the Plan is amended to read as follows:

        2.1     AMOUNT.

                (A) As of the date on which a Participant's Pension Plan benefit is scheduled to commence, the Administrator will determine the amount of the benefit to which the Participant is entitled pursuant to the Plan in accordance with Subsection (B).

                (B) Subject to Sections 2.2 and 2.3, the amount of a Participant's benefit will be computed in the following manner:

                        (1) The Administrator will determine a monthly benefit amount equal to the amount by which the monthly benefit determined pursuant to clause
                                (a) exceeds the monthly benefit determined pursuant to clause (b), in each case based on a benefit payable in the normal form under the Pension Plan commencing at the later of the Participant's normal retirement date under the Pension Plan or his or her age on the date on which benefits under the Pension Plan are scheduled to commence.

                                (a)     The monthly benefit to which the
                                        Participant would be entitled under the
                                        Pension Plan determined

                                        (i)     without regard to any
                                                limitations imposed under the
                                                Pension Plan to satisfy the
                                                provisions of Code sections
                                                401(a)(17) and 415,

                                        (ii)    by including as annual
                                                compensation for a plan year for
                                                purposes of calculating benefits
                                                any amount that would have
                                                otherwise been paid to the
                                                Participant as base salary or a
                                                cash bonus during the plan year
                                                but for the Participant's
                                                election pursuant to the
                                                Deferred Compensation Plan (but
                                                only to the extent such amount
                                                is not otherwise taken into
                                                account under the Pension Plan
                                                for such plan year and, in the
                                                case of a cash bonus, only if
                                                the cash bonus would otherwise
                                                be considered "annual
                                                compensation," within the
                                                meaning of the Pension Plan, for
                                                such plan year) and

                                        (iii)   if and only if the Administrator
                                                determines that the Participant
                                                is a member of a select group of
                                                management or highly compensated
                                                employees, by including as
                                                annual compensation for a plan
                                                year for purposes of calculating
                                                benefits any amount that would
                                                have been paid to the
                                                Participant as a cash bonus
                                                during the plan year but for the
                                                Participant's election to
                                                receive such amount in the form
                                                of common stock of the Company
                                                or an option to purchase such
                                                stock (but only to the extent
                                                such amount is not otherwise
                                                taken into account under the
                                                Pension Plan for such plan
                                                year).

                                (b) The actual amount of the monthly benefit to which the Participant is entitled under the Pension Plan.

                        (2) The amount determined pursuant to clause (1) will be adjusted in the same manner as the Participant's benefit under the Pension Plan to reflect any early or late commencement of the benefit.

                (C) If a Participant dies before his or her "annuity starting date," within the meaning of Code section 417(f)(2), and the Participant's surviving spouse is entitled to a "qualified preretirement survivor annuity," within the meaning of Code section 417(c), from the Pension Plan or the Pension Plan provides for the payment of any other death benefit to the surviving spouse or any other person, the amount of the benefit to which the surviving spouse or other person is entitled pursuant to the Plan will be determined in accordance with Subsection (B) but based, for the purpose of clause (1), on the difference between the normal form of the death benefit determined under items (a) and (b).

3.      Section 2.3(A) of the Plan is amended to read as follows:

        (A) A Participant who has elected to participate in the Pension Plan on an after-tax basis is not entitled to a benefit under the Plan attributable to annual compensation in excess of the limitation in effect under Code section 401(a)(17) or deferred under the Deferred Compensation Plan unless, prior to a date specified by the Administrator, the Participant makes an irrevocable election, applicable to any period of future employment with respect to which his or her Pension Plan after-tax participation election applies, to forego four percent of that portion of his or her compensation that is (1) attributable to services performed after the date of the election and (2) not taken into account under the Pension Plan solely by reason of the Code section 401(a)(17) limitation or the Participant's election pursuant to the Deferred Compensation Plan.

4.      A new Section 2.5 is added to the Plan which reads as follows:

        2.5     ARBITRON BENEFIT EQUALIZATION PLAN.

                (A) Effective as of the close of business on December 31, 2000, the Company caused the assets and liabilities of the Pension Plan attributable to certain participants who were then employed with the Company or an Affiliated Organization to be transferred to the Arbitron Retirement Plan, which was adopted by the Company effective as of January 1, 2001. In connection with the adoption of the Arbitron Retirement Plan, the Company adopted the Arbitron Benefit Equalization Plan, effective as of January 1, 2001, as a successor to the Plan for participants in the Arbitron Retirement Plan. This section sets forth special provisions applicable in connection with the adoption by the Company of the Arbitron Benefit Equalization Plan.

                (B) Each individual who, on December 31, 2000, is a Participant, and on January 1, 2001 becomes a participant in the Arbitron Benefit Equalization Plan will, effective as of the close of business on December 31, 2000, cease to be a Participant and neither any such individual nor anyone claiming by, through or on behalf of any such individual will have any right to a benefit arising under or in connection with the Plan with respect to any period prior to January 1, 2001.

                (C) As soon as administratively practicable after December 31, 2000, the Company will cause the trustee of the Ceridian Corporation Benefit Protection Trust to transfer to the trustee of the Arbitron Benefit Protection Trust, by wire transfer of immediately available funds, an amount equal to the aggregate fair market value as of December 31, 2000 of the portion of the assets of the Ceridian Corporation Benefit Protection Trust (but not the assets of the Ceridian Corporation Executive Benefit Protection Trust Number One or of the Ceridian Corporation Executive Benefit Protection

                        Trust Number Two) attributable to the Plan, as determined by the Company, multiplied by a fraction, the numerator of which is the projected benefit obligations under the Plan as of December 31, 2000 with respect to Participants described in Subsection (B) and the denominator of which is the projected benefit obligations under the Plan as of December 31, 2000 with respect to all Participants who terminate employment or die after December 1, 1994 other than (1) the Participant who is the "executive" within the meaning of that certain Trust Agreement for Ceridian Corporation Executive Benefit Protection Trust Number One dated as of December 20, 1999 between the Company and such Participant and (2) the Participant who is the "executive" within the meaning of that certain Trust Agreement for Ceridian Corporation Executive Benefit Protection Trust Number Two dated as of December 30, 1999 between the Company and such Participant. Projected benefit obligations for this purpose will be determined by the Plan's actuary using the same assumptions as are used to prepare the fiscal 2000 year-end disclosure information for the Company's financial statements.

5.      Section 3.2(B) of the Plan is amended to read as follows:

        (B) If a Participant has participated in the Pension Plan as an employee of more than one Participating Employer, the Administrator will determine the portion of the benefit to which the Participant is entitled under the Plan allocable to each such Participating Employer.

6.      Section 4.3(B)(2) of the Plan is amended to read as follows:

        (2) in the case of a Participant or beneficiary or joint or contingent annuitant of a beneficiary whose benefit under the Plan is then in pay status, by converting the expected future benefit from the form in which it is being paid to an actuarially equivalent lump sum benefit using actuarial assumptions specified in the Pension Plan.

7.       Section 5.6 of the Plan is amended to read as follows:

        5.6 COMPENSATION EQUALIZATION PLAN. "Compensation Equalization Plan" means the component plan incorporated in this instrument for the purpose of ensuring that Participants will not be deprived of benefits otherwise due them under the Pension Plan by operation of the provisions of Code section 401(a)(17) or certain elections relative to the form of bonus payments or the deferral of compensation pursuant to the Deferred Compensation Plan.

8.      Section 5.7 of the Plan is amended to read as follows:

        5.7 DEFERRED COMPENSATION PLAN. "Deferred Compensation Plan" means the Ceridian Corporation Executive Investment Plan as amended from time to time.

9.      Section 5.9 of the Plan is amended to read as follows:

        5.9 EXCESS BENEFIT PLAN. "Excess Benefit Plan" means the component plan incorporated in this instrument for the purpose of ensuring that Participants will not be deprived of benefits otherwise due them under the Pension Plan by operation of the provisions of Code section 415.

10.     Section 5.13 of the Plan is amended to read as follows:

        5.13 PARTICIPANT. "Participant" is an employee of a Participating Employer who is (a) a participant in the Pension Plan, (b) entitled to a benefit pursuant to the provisions of Article 2 and (c) not a party to an agreement with the Participating Employer pursuant to which he or she is not eligible to participate in the Plan.

11.     Section 5.15 of the Plan is amended to read as follows:

        5.15 PENSION PLAN. "Pension Plan" is the Ceridian Corporation Retirement Plan as amended from time to time.

12. A new Subsection (F) is added to Section 6.6 of the Plan which reads as follows:

        (F) A claimant must exhaust the procedure described in this section before making any claim of entitlement to benefits pursuant to the Plan in any court or other proceeding.

The amendments set forth in items 1, 2, 3, 5, 6, 7, 8, 9, 10 and 11 above are effective as of January 1, 1999. The amendment set forth at item 4 above is effective as of December 31, 2000. The amendment set forth at item 12 above is effective as of January 1, 2001. All of the amendments set forth above apply to all Participants on and after their respective effective dates, including Participants who terminated employment prior to such dates.

The undersigned has caused this instrument to be executed by its duly authorized officers this 31st day of December, 2000.

                                            CERIDIAN CORPORATION


Attest: /s/ Gary M. Nelson                  By: /s/ Shirley J. Hughes
        Secretary                               Vice President